                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         SHURGARD STORAGE CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                                              1155 Valley Street
                                                       Seattle, Washington 98109
[SHURGARD LOGO]                                               Phone 206 624 8100
                                                                Fax 206 624 1645
                                                                www.shurgard.com


                                                                  March 31, 1999

Dear Stockholder:

        You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. at 2:00 p.m. on Tuesday, May 11, 1999, at the Company's corporate headquarters located at 1155 Valley Street, Seattle, Washington.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow provide details of the business to be conducted at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.



                                            Sincerely,

                                            /s/ Charles K. Barbo

                                            Charles K. Barbo
                                            Chairman, President and
                                            Chief Executive Officer


--------------------------------------------------------------------------------

                                    IMPORTANT

A proxy card is enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered in which event the signed proxy will be revoked.

--------------------------------------------------------------------------------

                         SHURGARD STORAGE CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 11, 1999

To the Stockholders:

        The 1999 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. will be held at the Company's corporate headquarters located at 1155 Valley Street, Seattle, Washington on Tuesday, May 11, 1999, at 2:00 p.m. for the following purposes:

        1.     To elect two directors to the Company's Board of Directors;

        2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        The record date for the Annual Meeting is March 16, 1999. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at the Company's offices at 1155 Valley Street, Suite 400, Seattle, Washington for the ten days immediately prior to the meeting.

        ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY.

                                            By Order of the Board of Directors,

                                            /s/ Kristin H. Stred

                                            Kristin H. Stred
                                            Secretary
Seattle, Washington
March 31, 1999

                         SHURGARD STORAGE CENTERS, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF STOCKHOLDERS

                             TO BE HELD MAY 11, 1999

GENERAL

        The enclosed proxy is solicited by the Board of Directors of Shurgard Storage Centers, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held at 2:00 p.m. on Tuesday, May 11, 1999 at the Company's corporate headquarters located at 1155 Valley Street, Seattle, Washington and at any postponement or adjournment thereof (the "1999 Annual Meeting"). Only holders of record of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") at the close of business on March 16, 1999 will be entitled to vote at the 1999 Annual Meeting. On that date, the Company had 28,875,477 shares of Class A Common Stock and 154,604 shares of Class B Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

        The Company began operations on March 1, 1994 through the consolidation (the "Consolidation") of 17 publicly held limited partnerships that had been sponsored by Shurgard Incorporated (the "Management Company"). Following the Consolidation, the Management Company managed the Company's business affairs and properties. On March 24, 1995, the Management Company was merged with the Company (the "Merger"), as a result of which the Company became self-managed and self-administered. Certain information in this Proxy Statement refers to the Consolidation, the Merger and the Management Company.

        The address of the Company's principal executive offices is 1155 Valley Street, Suite 400, Seattle, Washington 98109. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders on or about March 31, 1999.

QUORUM

        A quorum for the Annual Meeting shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 1999 Annual Meeting, present in person or by proxy.

VOTING

        Shares of Common Stock for which proxies are properly executed and returned will be voted at the 1999 Annual Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the election of the nominees for the Board of Directors named herein, provided that if any of the nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy, and entitled to vote, will be elected as directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. There can be no broker nonvotes on the election of directors since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of directors.

REVOCATION

        Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the 1999 Annual Meeting and voting in person.

                 ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

        The Board of Directors is divided into three classes. Each class is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of six members, with two members in Class 1, two members in Class 2 and two members in Class 3.

INFORMATION ABOUT THE DIRECTORS NOMINATED FOR ELECTION

        TERM EXPIRES IN 2002 (CLASS 2)

        W. Thomas Porter (age 65) has served as a director of the Company since his appointment in March 1999. He retired as an Executive Vice President and member of the senior management committee of Seafirst Bank in March 1999, after 15 years in numerous leadership positions with Rainier Bank, Security Pacific Bank and Seafirst Bank (a unit of Bank of America). Prior to his career in banking, for 15 years he was with Touche Ross in New York and Seattle and was National Partner for Professional Development and Planning. He also was the National Partner in charge of Executive Financial Counseling. He was a Professor of Management Control at the University of Washington for 9 years and for one year at the North Europe Management Institute in Oslo, Norway. Dr. Porter has a Bachelor of Science degree from Rutgers University, a Master of Business Administration degree from the University of Washington, and a Doctor of Philosophy degree from Columbia University. He is a director of AEI Music Network, Inc. and Lifesport Inc. and a trustee of several community and non-profit organizations.

        TERM EXPIRES IN 2002 (CLASS 2)

        Raymond A. Johnson (age 57) has served as a director of the Company since his appointment in September 1997. He retired from Nordstrom, Inc. as its Co-chairman and a member of its Board of Directors in 1996. Prior to that, he was Nordstrom, Inc.'s Co-president, as well as holding a variety of executive and managerial positions at Nordstrom, Inc. in Washington and California, stretching back to 1969. He attended Western Washington University.



        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR BOTH
                             NOMINEES FOR DIRECTOR.


INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

        TERMS EXPIRE IN 2000 (CLASS 3)

        Wendell J. Smith (age 66) has served as a director of the Company since March, 1994. Mr. Smith is also currently a director of PGA Tour Properties and Chastain Capital Corporation. He has previously served on the Western and National Advisory Boards for Federal National Mortgage Association and the Advisory Board of the Center for Real Estate Research at the University of California. He retired in 1991 from the State of California Public Employees Retirement System ("Calpers") after 27 years of employment, the last 21 in charge of all real estate equities and mortgage acquisitions for Calpers. During those 21 years, Calpers invested over $8 billion in real estate equity and $13 billion in mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

        Harrell L. Beck (age 42) has served as a director of the Company and as its Chief Financial Officer and Treasurer since July, 1993. Prior to the closing of the Merger, Mr. Beck also served as the Company's President. He was named Senior Vice President of the Company upon the closing of the Merger. He joined the Management Company in April, 1986 as the Eastern Regional Vice President and, in 1990, became its Chief Financial Officer and in 1992, its Treasurer. Prior to joining the Management

Company, Mr. Beck was a manager with Touche Ross & Co., where he was employed for approximately six years, during which time he provided services primarily to clients in the real estate and aerospace industries. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State University and is a member of the American Institute of Certified Public Accountants.

        TERMS EXPIRE IN 2001 (CLASS 1)

        Charles K. Barbo (age 57) has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of the Management Company, which was organized in 1972 to provide property management services for self storage facilities and other real estate and commercial ventures. Prior to the Merger, he served as Chairman of the Board and President of the Management Company. Upon the closing of the Merger, he was named Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Barbo is a graduate of the Owner/President Management Program of Harvard Business School and has a Bachelor of Arts degree in history from the University of Washington. He is an alumnus of the Young Presidents' Organization. Mr. Barbo is a director of Matthew G. Norton Co., Northwest Building Corp., Asia-Europe-America's Bank and Homegrocers.com, all of which are privately held.

        George P. Hutchinson (age 60) has served as a director of the Company since his appointment in December, 1997. Mr. Hutchinson has been involved in the securities brokerage and international investment banking industries for over 25 years. From 1970 to 1990, he was with Salomon Brothers in New York, London, Hong Kong, Tokyo, and Zurich. Since 1990, he has been President of G.P. Hutchinson & Co., in Seattle, which he established to provide investment banking services to regional companies. Mr. Hutchinson has a Bachelor of Arts degree from the University of Washington, and a Master of Business Administration degree from Columbia University. He is a director of Coffee Station, Inc., Chairman of Northwest Biotherapeutics, LLC, Wilder Construction Co., Bite LLC, and a trustee of numerous community and nonprofit organizations.

        Eight Board of Directors meetings were held in 1998. Each of the directors attended all of the meetings of the Board of Directors and committees of which they were members.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has established three standing committees of its Board of Directors--an Audit Committee, a Compensation Committee, and a Nominating and Organization Committee. Each of these committees is responsible to the full Board of Directors and its activities are therefore subject to approval of the Board of Directors. The functions performed by these committees are summarized as follows:

        Audit Committee. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and independent accountants' letter of comments and management's responses thereto, major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. The members of the Audit Committee are George P. Hutchinson, W.J. Smith, and (as of March 9, 1999) W. Thomas Porter. The Audit Committee met three times in 1998.

        Compensation Committee. The Compensation Committee establishes the remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefits programs and recommends and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The members of the Compensation Committee are Raymond A. Johnson (Chair), George P. Hutchinson, W.J. Smith and (as of March 9, 1999) W. Thomas Porter. The Compensation Committee met three times in 1998.

        Nominating and Organization Committee. The Nominating and Organization Committee makes recommendations to the Board of Directors on the size and composition of the Board of Directors, nominees for directors and on the organization of the Company, as well as performing other duties as may be assigned by the Board. The committee will consider nominees recommended by stockholders in accordance with the procedures governing such nominations set forth in the Company's Bylaws. The members of the Nominating and Organization Committee are Charles K. Barbo (Chair), Raymond A. Johnson, W.J. Smith, George P. Hutchinson and Harrell L. Beck. The Nominating and Organization Committee met one time in 1998.

DIRECTOR COMPENSATION

        Fees. Directors who are employees of the Company do not receive any fees for their services as directors. In 1998, Directors who were not employees of the Company were paid an annual retainer of $17,000 for serving on the Board of Directors, an additional fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of a committee of the Board of Directors attended. The Company reimburses each nonemployee director for travel expenses incurred in connection with his activities on behalf of the Company.

        Options. At the 1996 Annual Meeting, nonemployee directors also received stock option grants to purchase 9,000 shares of Class A Common Stock under the Company's Nonemployee Directors Plan. Such options will vest in 3,000 share increments over a three-year period, with one increment vesting on the date of the Company's Annual Meeting in each of 1997, 1998 and 1999, assuming each director continues to serve until such Annual Meeting. The exercise price of the options is $25.50 per share.

        Based on research done in 1997 by an independent compensation specialist, the Board believed additional grants were necessary to bring total compensation to the independent directors up to a level competitive with other companies of similar size. On May 12, 1998 the Board granted options at fair market value on the grant date ($28.25) for an additional 2,000 shares to each independent director who previously received a three-year grant, bringing the total number of options to vest per year to 5,000 shares per director. In addition, the Board granted options for 1,500 shares to each of Mr. George Hutchinson and Mr. Raymond Johnson, who joined the Board in the fall of 1997, for their partial year's service, and options for 5,000 shares for the year following the 1998 shareholders meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons required for those persons, the company believes that during the 1998 fiscal year all filing requirements applicable to its officers and directors were complied with by such persons.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

        The following table sets forth, as of March 3, 1999 certain information with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by each director and executive officer of the Company and all directors and executive officers of the Company as a group. It also sets forth, as of March 3, 1999, certain information with respect to stockholders who beneficially own more than 5% of the shares of Class A Common Stock or Class B Common Stock. Except as otherwise noted, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                      AMOUNT AND
                                                                      NATURE OF            PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER        TITLE OF CLASS        BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------     --------------------     --------------------     --------
Charles K. Barbo                         Class A Common Stock         911,141(1)             3.19%
1155 Valley Street, Suite 400            Class B Common Stock          78,075(2)             50.5%
Seattle, WA  98109

Arthur W. Buerk                          Class A Common Stock         417,597                1.47%
801 SW 150th Street, #212                Class B Common Stock          76,529(2)             49.5%
Seattle, WA  98166

Michael Rowe                             Class A Common Stock         137,145(3)                *

David K. Grant                           Class A Common Stock          77,864(4)                *

Harrell L. Beck                          Class A Common Stock          60,887(5)                *

Kristin H. Stred                         Class A Common Stock          33,949(6)                *

Wendell J. Smith                         Class A Common Stock          15,017(7)                *

George P. Hutchinson                     Class A Common Stock          11,800(8)                *

Raymond A. Johnson                       Class A Common Stock           7,000(9)                *

W. Thomas Porter                         Class A Common Stock           3,000(10)               *

All directors and executive              Class A Common Stock       1,227,942                4.42%
officers as a group (9 persons)          Class B Common Stock          78,075                50.5%

----------

*    Less than 1%.

(1) Includes 5,010 shares held for Mr. Barbo's individual account under the Company's Employee Retirement Savings Plan and Trust, 4,000 shares held by trusts of which Mr. Barbo is a trustee, and 129,734 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(2) Class B Common Stock entitled Mr. Barbo and Mr. Buerk each to a loan in an amount necessary to satisfy his general partner capital obligations resulting from the Consolidation. Class B Common Stock is convertible into Class A Common Stock at a one-to-one ratio upon repayment of the loan. With respect to Mr. Barbo, includes 1% of Class B Common Stock held by a corporation wholly owned by Mr. Barbo.

(3) Includes 53,376 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days, 4,733 shares held for Mr. Rowe's individual account under the Company's Employee Retirement Savings Plan and Trust and 272 shares directly owned by Mr. Rowe's wife and children.

(4) Includes 16,739 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 3,866 shares held for Mr. Grant's individual account under the Company's Employee Retirement Savings Plan and Trust.

(5) Includes 38,602 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 3,496 shares held for Mr. Beck's individual account under the Company's Employee Retirement Savings Plan and Trust.

(6) Includes 27,691 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 705 shares held for Ms. Stred's individual account under the Company's Employee Retirement Savings Plan and Trust.

(7) Includes 14,000 shares issuable on exercise of stock options currently exercisable.

(8) Includes 1,200 shares directly owned by Mr. Hutchinson's wife and children, and 6,500 shares issuable on exercise of stock options currently exercisable.

(9) Includes 6,500 shares issuable on exercise of stock options currently exercisable.

(10) Includes 1,000 shares issuable on exercise of stock options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee is composed of all of the independent nonemployee directors. The Committee is responsible for recommending to the Board of Directors the compensation philosophy, for setting the Chief Executive Officer's salary and bonus, and for administering the long term incentive plans for all executives and key employees.

        COMPENSATION PHILOSOPHY AND HISTORY

        The Company's compensation system is structured to attract and retain executives who are entrepreneurial and agree to be compensated, in significant part, by creating value for stockholders. The Company believes that this structure is advantageous to stockholders because the fixed costs of salaries are minimized and executives' and stockholders' interests are aligned. In the fall of 1997, the Committee engaged an independent consultant to review the compensation philosophy of the corporation and the compensation levels for the senior executives and board members, in order to ensure that the compensation system remains aligned with these considerations and corporate goals.

        COMPENSATION POLICIES

        For 1998, the Company's compensation policy reflected the movement from below market toward market level salaries, and incentivizing executives to earn total compensation at or above median levels through the use of bonus and equity incentives that are performance based.

        Salaries. The Committee reviewed the report of the independent Compensation Consultant, which included data from eight surveys in the REIT, retail and service industries, and a review of proxies of 14 publicly traded REITs with estimated 1997 assets of between $811 million and $2.9 billion. Some but not all of the companies included in the NAREIT Equity REIT Index, included in the Cumulative Total Return Table, were included in this data. These indices were not matched geographically with the Company, but do cover some of the industries from which the Company recruits employees, such as retail, fast food, restaurant, leisure and hospitality. For 1997, compared to the average of this market data, salaries for Company Executives were at or below the 25th percentile. For 1998, it was the Committee's intention to move base salaries closer to the 50th percentile. For future years, it is the committee's intention to move salaries to approximately the 50th percentile.

        The Compensation Committee reviewed and approved the salaries for the CEO and each of the named executive officers. The Committee established Mr. Barbo's annual salary at $220,000, after considering: a) Mr. Barbo's years of experience in and knowledge of the self storage industry, b) his leadership in infusing the entire Company with strong corporate values and a common mission and c) the continued improvement of operating results from the Company's properties.

        Annual Incentive Bonus. The Company established target bonuses and specific performance criteria for the Company's executive officers based on the Company's funds from operations for 1998, except in the case of Mr. Grant, whose performance criteria were established related to European developments and budget-to-date actual performance. Based on the Company's performance of its target, the bonus paid to Mr. Barbo for 1998 was $129,525.44, approximately 129% of the target amount established for him.

        Long Term Equity Incentive. Long term equity compensation is the linchpin of the Company's compensation policy of incentivizing entrepreneurial interest in the creation of stockholder wealth. For 1998, executives in the Company other than Mr. Grant were granted stock options at fair market value on January 27, 1998. The options vest in four installments, beginning six months after the grant and vesting completely on the third anniversary of the grant. Mr. Barbo was granted options on 141,200 shares.

        Generally, the number of stock options granted to an executive officer increases in relation to the executive officer's level of responsibility in the Company and his or her ability to directly impact the profitability of the Company. The number of options previously granted and other stockholdings by the named executive officers were not considered in making the awards.

        Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 1999 is also expected to qualify for deductibility. The Company's executive compensation programs are designed to provide awards based on individual and Company performance measures. To the extent there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the Committee's policy to minimize executive compensation expense that is non-deductible by the company for tax purposes.

        Respectfully submitted,


        Raymond A Johnson, Chair
        W.J. Smith
        George P. Hutchinson


STOCK PRICE PERFORMANCE

        Set forth below are line graphs comparing the cumulative total return on the Class A Common Stock during the period beginning on March 28, 1994, and ending on December 31, 1998, the last day of the Company's 1998 fiscal year, with the cumulative total return on the Standard & Poor's 500 Index and the Equity REIT Index prepared by NAREIT. The comparison assumes $100 was invested on March 28, 1994 and assumes reinvestment of dividends. The stock price performance shown on the graphs is not necessarily indicative of future price performance. The first line graph assumes that the shares of Class A Common Stock were bought at the Net Asset Value per share of $18.90 contemplated in the Consolidation. The "Net Asset Value" was the value of the assets, determined by independent appraisal, less the liabilities (including transaction costs and liabilities) of the 17 limited partnerships participating in the Consolidation. Because this was the economic basis for the Consolidation, the Company believes that this represents the most appropriate starting point for a line graph comparison. The second line graph assumes that the shares of Class A Common Stock were bought at the initial trading price on March 28, 1994, the first day that the Class A Common Stock was publicly traded. On that day, the stock initially traded at $23.25 per share.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                         SHURGARD STORAGE CENTERS, INC.,
        STANDARD AND POOR'S 500 STOCK INDEX AND NAREIT EQUITY REIT INDEX
                     (BASED ON THE INITIAL NET ASSET VALUE)



                              [PERFORMANCE GRAPH]



 DATE                      SHUR@18.90         S&P 500          NAREIT-Equity
--------                  ------------       ---------        ---------------
3/31/94                      100.00            100.00            100.00
12/30/94                     115.22            105.30            100.15
12/31/95                     163.75            144.83            113.83
12/31/96                     190.99            178.06            141.93
12/31/97                     197.51            237.45            161.09
12/31/98                     188.98            305.31            134.31


                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                         SHURGARD STORAGE CENTERS, INC.,
        STANDARD AND POOR'S 500 STOCK INDEX AND NAREIT EQUITY REIT INDEX
                      (BASED ON THE INITIAL TRADING PRICE)



                               [PERFORMANCE GRAPH]


 DATE                      SHUR@18.90         S&P 500          NAREIT-Equity
--------                  ------------       ---------        ---------------
3/31/94                      100.00            100.00            100.00
12/30/94                      93.66            105.30            144.83
12/31/95                     133.11            144.83            113.83
12/31/96                     155.25            178.06            141.93
12/31/97                     160.55            237.45            161.09
12/31/98                     153.62            305.31            134.31

COMPENSATION OF EXECUTIVES

        The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 1998, 1997, and 1996 for the Company's Chief Executive Officer and for the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                   ANNUAL COMPENSATION            COMPENSATION
                                                --------------------------  --------------------------
                                                                               SHARES
                                                                             UNDERLYING
                                                                              OPTIONS/
                                                                               STOCK                           ALL OTHER
                                                                               OPTION          LTIP           COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR         SALARY($)    BONUS($)(1)     AWARDS(#)       PAYOUTS              ($)
---------------------------       -------       ----------   -------------  -------------    ---------       --------------
Charles K. Barbo                     1998        220,000        129,525        141,200         74,056(2)          8,000(3)
  Chairman, President and
  Chief Executive Officer            1997        200,000         65,700         62,642                            5,337

                                     1996        190,000         42,200          5,137                            5,731

Michael Rowe                         1998        190,000         99,207         45,900         39,467(2)         25,768(3)
  Executive Vice President
  and Chief Operating                1997        170,000         49,275         28,474                           19,628
  Officer
                                     1996        140,000         33,760          2,740                           19,931

David K. Grant                       1998        140,000         16,800            -0-            -0-           118,855(4)
  Executive Vice President
  and Managing Director of           1997        140,000         25,200            -0-            -0-           112,897
  European Operations
                                     1996        151,460            -0-          2,740                           78,674

Harrell L. Beck                      1998        144,000         65,420         35,300         19,721(2)          9,971(3)
  Director, Senior Vice
  President, Chief                   1997        115,000         38,325         13,667                            7,279
  Financial Officer,
  Principal Accounting               1996        105,000         25,320          1,370                            7,554
  Officer and Treasurer

Kristin H. Stred                     1998        145,000         60,901         24,000         19,721(2)          9,474(3)
  Senior Vice President,
  General Counsel and                1997        115,000         38,325         13,667                            6,801
  Secretary
                                     1996        105,000         25,320          1,370                            7,095

----------

(1) Includes bonus awards earned during 1998 pursuant to the terms of incentive compensation, discretionary bonus and profit-sharing arrangements.

(2) Represents the value at December 31, 1998 for long term compensation earned under a formula established in 1995 (and modified slightly in 1997 to take into consideration the start up of the containerized storage business). The measurement period for the award was 1996-1998.

(3) For the year ended December 31, 1998, with respect to Mr. Barbo, Mr. Rowe, Mr. Beck and Ms. Stred, includes: $4,800, $4,800, $4,210 and $4,210, respectively, contributed by the Company under its Employee Retirement Savings Plan (ESOP); employer-matching contributions made by the Company under its Employee Retirement Savings Plan (401(k)) of $3,200 per person; with respect to Mr. Rowe includes $13,495 relating to interests in cash distributions from investments in certain partnerships, and, with respect to Mr. Rowe, Mr. Beck and Ms. Stred, includes payments of $4,273, $2,561 and $2,064, respectively, paid annually towards insurance premiums on an executive disability plan.

(4) For the year ended December 31, 1998, with respect to Mr. Grant, includes: employer-matching contributions made by the Company under its 401(k) plan of $3,200, $4,800 contributed by the Company under its ESOP and $13,855 relating to interests in cash distributions from investments in certain partnerships. Other compensation amounts relating to Mr. Grant's relocation in connection with the Company's European joint venture include: $24,000 housing adjustment expense, $45,000 educational expense allowance, and $28,000 cost of living adjustment expense.

OPTION GRANTS

        The following table sets forth certain information regarding options to purchase shares of Class A Common Stock granted to the Company's executive officers during the fiscal year ended December 31, 1998.

                          OPTION GRANTS IN FISCAL 1998

                                    INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------
                         NUMBER OF           PERCENT OF                                          VALUE AT ASSUMED ANNUAL
                          SHARES            TOTAL OPTIONS                                          RATES OF STOCK PRICE
                        UNDERLYING           GRANTED TO      EXERCISE                        APPRECIATION FOR OPTION TERM(*)
                         OPTIONS            EMPLOYEES IN       PRICE       EXPIRATION      ----------------------------------
      NAME              GRANTED(#)          FISCAL YEAR      ($/SHARE)        DATE              5%($)               10%($)
----------------      --------------       --------------   -----------   ------------     --------------      --------------
Charles K. Barbo        141,200(1)            33.82%            $29.00      1/27/2008           2,575,198      $    6,526,057

Michael Rowe             45,900(2)            10.99%             29.00      1/27/2008             837,122           2,121,431

Harrell L. Beck          35,300(3)             8.46%             29.00      1/27/2008             643,799           1,631,514

Kristin H. Stred         24,000(4)             5.75%             29.00      1/27/2008             437,711           1,109,245

All Stockholders            N/A                 N/A                N/A            N/A         518,635,118       1,314,323,216

(1) Options were granted at the fair market value on the date of grant. Of these options 17,655 vest in 6 months and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. See "Executive
     Compensation-Employment Agreements; Change-in-Control Arrangements."

(2) Options were granted at the fair market value on the date of grant. Of these options, 3,531 vest in 6 months and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. See "Executive
     Compensation-Employment Agreements; Change-in-Control Arrangements."

(3) Options were granted at the fair market value on the date of grant. Of these options, 3,531 vest in 6 months and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. See "Executive
     Compensation-Employment Agreements; Change-in-Control Arrangements."

(4) Options were granted at the fair market value on the date of grant. The options vest in annual installments of 33.33% commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. See "Executive Compensation-Employment Agreements; Change-in-Control Arrangements."

(*) The actual value, if any, the named executive officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The gain for "All Stockholders" is calculated by using $29.00, the closing price per share of Class A Common Stock as reported by the New York Stock Exchange on January 27, 1998, the date the options were granted and 28,437,148 shares, the number of shares of Class A Common Stock outstanding as of that date. There can be no assurance that the actual value per share realized by the named executive officer or by all stockholders will approximate the potential realizable values set forth in the table.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 1998, and options held as of December 31, 1998 by each of the Company's executive officers.


                   OPTION EXERCISES AND YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                           SHARES                                UNDERLYING             VALUE OF UNEXERCISED
                          ACQUIRED                           UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                             ON            VALUE             FISCAL YEAR-END (#)      FISCAL YEAR-END ($)(1)(2)
                          EXERCISE        REALIZED     ----------------------------  ---------------------------
NAME                         (#)            ($)        EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------      ----------      ----------    -----------    -------------  -----------   -------------
Charles K. Barbo(3)             --             --         59,960        179,019        105,534         67,955

Michael Rowe                    --             --         25,449         68,665         64,308         36,983

David K. Grant                  --             --         12,427          7,313         64,080         36,869

Harrell L. Beck                 --             --         19,600         47,737         60,465         35,061

Kristin H. Stred             1,290         10,795         11,279         39,968         33,256         35,061

----------

(1) This amount is the aggregate number of outstanding options multiplied by the difference between $25.8125 (the closing price of Class A Common Stock on December 31, 1998) and the exercise price of those options that are below $25.81.

(2) This amount includes dividend equivalents of $5.27 per share as of December 31, 1998, payable to the option holder upon exercise of the following total number of exercisable stock options: Mr. Barbo, 3,425; Mr. Rowe, 1,827; Mr. Grant, 1,827; Mr. Beck, 913; Ms. Stred, 913. The following total number of unexercisable stock options carry a dividend equivalent: Mr. Barbo, 1,712; Mr. Rowe, 913; Mr. Grant, 913; Mr. Beck, 457 and Ms. Stred, 457.

(3) 30,000 stock option shares held by Mr. Barbo, 18,000 of which are exercisable, include a bonus of $2.25 per share, payable in cash upon exercise. Such bonus amount is included in the value of the options at fiscal year end.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN RELATING TO CLASS B COMMON STOCK

        On March 1, 1994, as a part of the Consolidation, the Company made a $1,981,000 interest-free loan to Mr. Barbo to enable him to make certain capital contributions that were required in connection with the Consolidation. Mr. Barbo's shares of Class B Common Stock have been pledged as collateral for the loan. Upon repayment of the loan, a percentage of the Class B Common Stock equal to the percentage of the loan principal being repaid will be released from the pledge and Mr. Barbo will then have the option to convert his Class B Common Stock, on a share-for-share basis, into Class A Common Stock. As of December 31, 1998, the entire principal amount of the loan remained outstanding.

SHURGARD STORAGE TO GO, INC.

        During 1998, Shurgard Storage Centers, Inc. invested $6,550,000 in debt and equity in Shurgard Storage To Go, Inc., a Washington corporation ("Shurgard To Go") whose business is to provide services ancillary to self storage, including but not limited to containerized storage services. The following officers of the Company have invested the following amounts in Shurgard Storage To Go, Inc.: Charles K. Barbo, $63,750; Michael Rowe, $38,750; Harrell L. Beck, $9,375; Kristin H. Stred, $14,375. These four officers currently own an aggregate of 44% of Shurgard To Go's outstanding shares of voting Series A Common Stock. The majority of the remaining voting shares is owned by other individuals who are key employees of the Company. The Company currently owns 87% of Shurgard To Go's outstanding shares of non-voting, Series B Common Stock. The Company and Mr. Barbo have each entered into an agreement with an unaffiliated third party pursuant to which they have the right and may have an obligation to acquire, over the next three years, additional shares of Series A Common Stock and Series B Common Stock, respectively.

EMPLOYMENT AGREEMENTS; CHANGE-IN CONTROL ARRANGEMENTS

        1993 Stock Option Plan. The 1993 Stock Option Plan provides that, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company, outstanding options will become fully exercisable. Such options, if not exercised, will terminate upon consummation of such transactions. In the alternative, at the discretion of the Company and the corporation(s) participating in such transactions, such options may be assumed by the acquiring or surviving corporation.

        1995 Long-Term Incentive Plan. In the event of certain mergers or consolidations involving the Company, a sale, lease, exchange, or other transfer of all or substantially all of the Company's assets, or a liquidation or dissolution of the Company, outstanding options, stock appreciation rights and restricted stock under the 1995 Incentive Plan will become fully exercisable, subject to certain exceptions. In addition, the Compensation Committee may take such further action as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the 1995 Incentive Plan.

        Business Combination Agreements. In 1996, the Company entered into an agreement with each of its officers that provides for payments in the event that the employee's employment is terminated by the Company other than for cause or by the employee for good reason within two years after certain business combination transactions, including but not limited to changes of control. The agreements provide for the continuation of benefits and continued employment or pay for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary for the officers to receive the benefits contemplated by the agreements.

                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP, which audited the Company's accounts for the last fiscal year, has been the Company's independent auditor since the Company's inception. Representatives of Deloitte & Touche LLP are expected to attend the 1999 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

        The proxy card accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. D. F. King & Co., Inc. may solicit proxies at an approximate cost of $10,500, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of soliciting proxies will be paid by the Company.

                                  OTHER MATTERS

        The Company knows of no other matters that are likely to be brought before the 1999 Annual Meeting. If, however, other matters not now known or determined come before the 1999 Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                           PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders must be received in written form to be considered for inclusion in the Proxy Statement and proxy card for the Company's 2000 Annual Meeting of Stockholders by the Secretary of the Company no later than December 1, 1999.

        In addition, the Company's Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before an annual shareholder meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company no later than 90 days prior to the date of such annual meeting (or, if the annual meeting is not held on the second Tuesday of May and the Company provides less than 90 days' notice of such meeting, no later than 10 days after the date of the notice.).

        Accordingly, subject to the exception noted above, a shareholder who intends to present a proposal at the 2000 Annual Meeting without inclusion of the proposal in the company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no later than February 9, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  ANNUAL REPORT

        A copy of the Company's 1998 Annual Report has been mailed to each stockholder of record. Additional copies of the annual report may be obtained without charge by writing or calling the Company's Investor Relations Department at (800) 955-2235.

                                        By Order of the Board of Directors,

                                        /s/ Kristin H. Stred

                                        Kristin H. Stred
                                        Secretary

Seattle, Washington
March 31, 1999

                         SHURGARD STORAGE CENTERS, INC.
   PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles K. Barbo and Harrell L. Beck, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Class B Common Stock, par value $.001 per share (collectively, the "Common Stock"), of Shurgard Storage Centers, Inc. held of record by the undersigned on March 16, 1999, at the 1999 Annual Meeting of stockholders to be held on May 11, 1999, or any adjournment or postponement thereof, as follows:

The Board of Directors recommends a vote "FOR all nominees" listed below.

1.   ELECTION OF DIRECTORS

     Election of the following two nominees to serve as directors for the terms shown below or until their successors are elected and qualified:


                      W. Thomas Porter                                  Raymond J. Johnson
                      (Class 2. Three-Year Term)                        (Class 2, Three-Year Term)



( ) FOR all nominees                            ( ) WITHHOLD AUTHORITY to             ( ) WITHHOLD AUTHORITY  to vote for the
                                                 vote for all nominees                following only: (write the name(s) of the
                                                                                      nominee(s) in this space)

                                                                                      _________________________



               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES".

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated March 31, 1999.

                                                           PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS
                                                           ON THIS PROXY CARD. When shares are held jointly,
                                                           each person must sign. When signing as Attorney,
                                                           Executor, Administrator, Trustee or Guardian, please
                                                           give full title as such. An authorized person should
                                                           sign on behalf of Corporations, Partnerships and
                                                           Associations and give his or her title.


                                                           Dated:_____________________________________, 1999


                                                           _________________________________________________
                                                                                Signature

                                                           _________________________________________________
                                                                       Signature, if held jointly


          YOUR VOTE IS IMPORTANT, PROMPT RETURN OF THIS PROXY CARD WILL
            HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.